BYLAWS
                                       OF
                        BANKUNITED FINANCIAL CORPORATION
                                  AS AMENDED ON
                                  MAY 12, 1997

                                     BYLAWS
                                       OF
                        BANKUNITED FINANCIAL CORPORATION

                                   ARTICLE ONE
                            MEETINGS OF STOCKHOLDERS

         1.1 ANNUAL MEETING OF STOCKHOLDERS. The annual meeting of stockholders of BankUnited Financial Corporation (the "Corporation") shall be held during the first four months after the end of each fiscal year of the Corporation at such time and place, within or without the State of Florida, as may from time to time be fixed by the Board of Directors; provided, however, that failure to hold the annual meeting shall not work a forfeiture or affect otherwise valid corporate acts.

         1.2 SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, if any, the President, or any holder or holders of as much as 10% of all shares of the Corporation entitled to vote at the meeting. Special meetings of the stockholders shall be held at such time and place, within or without the State of Florida, as may be determined by the person or persons calling the meeting.

         1.3 NOTICE. The Secretary or the officer or persons calling the meeting shall deliver a written notice of the place, day and hour of all meetings of stockholders, not less than 10 nor more than 60 days before the date of the meeting, either personally or by first class mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders need not be given to any stockholder who signs a waiver of notice, either before or after the meeting. Attendance of a stockholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  If a meeting is adjourned for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         1.4 FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than 60 days, and in case of a meeting of stockholders, not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         1.5 VOTING; PRESIDING OFFICER. At all meetings of the stockholders, each holder of shares of the capital stock of the Corporation shall be entitled to cast such vote as he or she may have, either in person or by written proxy, for each share standing in his or her name on the books of the Corporation. The Chairman of the Board, or if there is no such officer, the President, shall preside at all meetings of the stockholders, unless he or she delegates such authority.

         1.6 PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid after three years from the date of its execution unless otherwise provided in the proxy.

         1.7 VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When shares stand of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, in the absence of written directions to the Corporation to the contrary, their acts with respect to voting, in person or by proxy, shall have the following effect: (a) if only one votes, his or her act binds all; (b) if more than one vote, the act of the majority so voting binds all; and (c) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the appropriate Florida court or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the court. If the instrument so filed shows that any such tenancy is held by unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

         1.8 VOTING OF SHARES BY CERTAIN HOLDERS. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he or she has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his or her proxy, may represent such stock and vote thereon.

                  Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         1.9 QUORUM; ADJOURNMENT. At all meetings of stockholders, a majority of the shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business, and, except as otherwise required by law, all matters acted upon at such meeting shall require the affirmative vote of a majority of the shares represented at the meeting and entitled to vote. Directors shall be elected by a plurality of the votes of the shares, present in person or by proxy, at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes, present in person or by proxy, at the meeting shall be the act of such class. The holders of a majority of the shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

                                   ARTICLE TWO
                                    DIRECTORS

         2.1 POWERS OF THE BOARD. Subject to the Florida Business Corporation Act and the Corporation's Articles of Incorporation, the full and entire management of the affairs and business of the Corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the Corporation.

         2.2 NUMBER OF DIRECTORS; CONDUCT OF MEETINGS. The Board of Directors shall consist of not less than five nor more than 20 members, such number within these parameters to be set by the Board of Directors by resolution. Except with respect to any directors elected by holders of one or more series of stock or of preferred stock as set forth in the Articles of Incorporation or the resolutions providing for the issuance of such stock, the Board of Directors shall be divided into three classes of directors of as nearly equal numbers as is possible, designated Class I, Class II and Class III, respectively, serving staggered three-year terms, with the term of a class expiring at each annual meeting of stockholders. Reflecting the Corporation's Reincorporation in Florida in 1995, the terms of office of directors of Class III shall expire at the annual meeting of stockholders in 1996, that of the directors of Class I at the 1997 meeting, and that of the directors of Class II at the 1998 meeting, and the Board of Directors shall initially appoint the members of each class. At each annual meeting of stockholders, a number of directors equal to the number of directors of the class whose term expires at such meeting (or the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election. In all cases, each director shall serve until his successor is elected and qualified, or until his earlier death, resignation or removal.

                  A majority of said directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Except as otherwise provided in these Bylaws, all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at the meeting.

                  The Chairman of the Board, or if there is no Chairman of the Board, then the Vice Chairman of the Board shall preside at all meetings of the Board of Directors, unless he delegates such authority. If there is no Chairman of the Board and the Vice Chairman of the Board is not a director, the directors shall select a chairman for each meeting from their members.

         2.3 VACANCIES. Except with respect to any directors elected by holders of one or more series of stock or of preferred stock as set forth in the Articles of Incorporation or the resolutions providing for the issuance of such stock, vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. As to any director elected by holders of one or more series of stock or of preferred stock as set forth in the Articles of Incorporation or the resolutions providing for the issuance of such stock, vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by the affirmative vote of the holders of such series of stock or preferred stock that elected such director, such action to be taken at a meeting called for such purpose. The directors elected to fill a vacancy or a newly created directorship resulting from an increase in the number of directors, shall hold office until the next annual election of directors by the stockholders and the election and qualification of his successor.

         2.4 MEETING OF THE BOARD OF DIRECTORS; NOTICE. The directors shall meet annually immediately following the annual meeting of the stockholders; provided, however, that the failure to hold the annual meeting shall not work a forfeiture or affect otherwise valid corporate acts. Special meetings of the directors may be called at any time by the Chairman of the Board or President, or by any two directors, on two days' notice, which may be given personally or by first class mail, telegram or cablegram and shall be deemed given when mailed or when the telegram or cablegram is sent, addressed to the director at his address as it appears on the stockholder records of the Corporation or, if he is not a stockholder, to his business address. Notice of any such meeting may be waived by an instrument in writing. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any such objection or objections to the transaction of business. Any meeting of the Board of Directors may be held within or without the State of Florida at such place as may be determined by the person or persons calling the meeting.

                  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by law shall constitute presence in person at such meeting.

         2.5 DIRECTOR ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the directors, or any action that may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so to be taken and signed by all the directors, is filed with the minutes of the proceedings of the directors.

         2.6 RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the Chairman of the Board or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Chairman of the Board or the President.

         2.7 COMPENSATION. The Board of Directors shall have the authority to fix the compensation of directors, which compensation may include reasonable expenses of attendance, if any. The Board of Directors shall also have the authority to compensate members of either standing or special committees for their attendance at committee meetings.

         2.8 PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within five days after the date he or she receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                  ARTICLE THREE
                         EXECUTIVE AND OTHER COMMITTEES

         3.1 APPOINTMENT. The Board of Directors, by resolution adopted by a majority of the full Board, may designate the Chief Executive Officer and two or more of the other directors to constitute an Executive Committee. The designation of any committee pursuant to this Article III and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

         3.2 AUTHORITY. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors in the management and affairs of the Corporation, except to the extent that such authority shall be limited by the Articles of Incorporation, these Bylaws, or laws of the State of Florida.

         3.3 TENURE. Subject to the provisions of Section 3.8, each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until his or her successor is designated as a member of the Executive Committee.

         3.4 MEETINGS. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

         3.5 QUORUM. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         3.6 ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

         3.7 VACANCIES. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         3.8 RESIGNATIONS AND REMOVAL. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the Corporation. Unless otherwise specified thereon, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.

         3.9 PROCEDURE. The Executive Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

         3.10 OTHER COMMITTEES. The Board of Directors may, by resolution, establish an Audit Committee or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution and procedures thereof.

                                  ARTICLE FOUR
                                    OFFICERS

         4.1 OFFICERS; ELECTION. The Board of Directors shall elect a President, a Secretary and a Treasurer and may elect a Chairman of the Board, one or more Vice Chairmen of the Board, one or more Vice Presidents, and such assistant officers as the Executive Committee shall recommend. Any two or more offices may be held by the same person.

         4.2 CHAIRMAN OF THE BOARD. The Board of Directors may elect from its members a Chairman of the Board, who shall preside at all meetings of the Board of Directors and stockholders as provided herein. The Chairman of the Board shall be the chief executive officer of the Corporation and shall have the authority to execute bonds, mortgages or other contracts under the seal of the Corporation. The Chairman of the Board shall perform such other duties as may be prescribed by the Board of Directors.

         4.3 VICE CHAIRMEN OF THE BOARD. The Board of Directors may elect from its members one or more Vice Chairmen of the Board. In the absence of the Chairman of the Board, the Vice Chairman of the Board having the longest tenure on the Board, among those Vice Chairmen present, shall preside at any meeting of the Board of Directors or stockholders. Each Vice Chairman shall at all times report to and remain under the direction of the Chairman of the Board, or the Board of Directors, unless specific executive authority is otherwise delegated. Each Vice Chairman of the Board shall perform such other duties as may be prescribed by the Board of Directors.

         4.4 PRESIDENT. The President shall be responsible for administration of the affairs of the Corporation, including general supervision of the policies and financial affairs of the Corporation. He or she shall have the authority to execute bonds, mortgages or other contracts or agreements under the seal of the Corporation. If the Board of Directors shall not have elected a Chairman of the Board, or if the Chairman of the Board is not available to serve, the President shall preside at all meetings of the stockholders and, if he or she is a director, at all meetings of the Board of Directors of the Corporation. The President shall have the authority to institute or defend legal proceedings when the directors are deadlocked.

         4.5 SECRETARY. The Secretary shall keep minutes of all meetings of the stockholders and directors and have charge of the minute books, stockholder records and seal of the Corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the President or the Board of Directors.

          4.6 TREASURER. The Treasurer shall be charged with the management of the financial affairs of the Corporation. He or she shall in general perform all of the duties incident to the office of treasurer and such other duties as may from time to time be assigned to him or her by the President or the Board of Directors.

          4.7 VICE PRESIDENTS. The Vice Presidents, if any, shall perform such duties as are generally performed by vice presidents with equivalent restrictions on title, if any, and shall perform such other duties and exercise such other powers as the President or majority of the Board of Directors shall request or delegate. In the absence of the President or in the event of his death or inability to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President; provided, however, that if there is more than one Vice President, any Vice President shall have the authority to execute bonds, mortgages or other contracts or agreements under the seal of the Corporation, subject to all the restrictions upon the President relating to such functions, but all other duties of the President shall be performed by the Vice President designated at the time of his election, or in the absence of any designation, then in order of election (or if more than one Vice President is elected at the same meeting, in the order in which they are listed in the resolution electing them), and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

          4.8 OTHER OFFICERS. The Board of Directors or the President may appoint such other officers, assistant officers and agents as the Board of Directors or the President may determine. Any Vice President so appointed shall perform such duties as are generally performed by elected Vice Presidents with equivalent restrictions on title, if any. Any other officers or assistant officers so appointed shall perform such duties as are generally performed by the elected officers or assistant officers having the same title.

          4.9 REMOVAL OF OFFICERS. Any officer, assistant officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever, in its judgment, the best interests of the Corporation will be served thereby. Any officer or assistant officer appointed by the President may be removed by the President or the Board of Directors whenever in his or its judgment the best interests of the Corporation will be served thereby.

         4.10 VACANCIES. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

                                  ARTICLE FIVE
                                      SEAL

          5.1 SEAL. The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the words "Corporate Seal" or the word "Seal" in parentheses or scroll accompanying the signature of an officer signing for and on behalf of the Corporation shall be the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him or her on the stock certificates and such other papers as may be directed by law, by these Bylaws or by the Board of Directors.

                                   ARTICLE SIX
                              CONTRACTS AND CHECKS

          6.1 CONTRACTS. To the extent permitted by applicable state regulations, and except as otherwise prescribed by these Bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

          6.2 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

                                  ARTICLE SEVEN
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

          7.1 CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board, Vice Chairman of the Board, President or by any Vice President of the Corporation authorized by the Board of Directors and by the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for the like number of shares shall have been surrendered and cancelled except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

          7.2 LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          7.3 TRANSFER OF SHARES. To the extent permitted by applicable state statutes or regulations: (a) transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books; (b) authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation; (c) such transfer shall be made only on surrender for cancellation of the certificate for such shares; and (d) the person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                  ARTICLE EIGHT
                            FISCAL YEAR; ANNUAL AUDIT

          The fiscal year of the Corporation shall end on the 30th day of September of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors.

                                  ARTICLE NINE
                                    DIVIDENDS

          Dividends upon the stock of the Corporation, subject to the provisions of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in stock.

                                   ARTICLE TEN
                          INDEMNIFICATION AND INSURANCE

          10.1 GENERAL. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the Corporation's request as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          10.2 DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the Corporation's request as a director, officer, employee or agent of another corporation or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made under this Section if such person shall be adjudged to be liable to the Corporation, unless and only to the extent that the applicable Florida court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the appropriate Florida court or such other court shall deem proper.

          10.3 EXPENSES. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 10.1 and 10.2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          10.4 REQUIREMENTS. Indemnification under Sections 10.1 and 10.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 10.1 and 10.2.

          Such determination shall be made:

                  (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding;

                  (2) if such a quorum is not obtainable, or even if obtainable, by majority vote of a committee duly designated by the Board consisting solely of two or more disinterested directors;

                  (3)      by independent legal counsel in a written opinion; or

                  (4)      by the stockholders.

          10.5 ADVANCEMENT OF EXPENSES. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          10.6 NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article 10 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Bylaws, agreement, the vote of stockholders or disinterested directors, the Articles of Incorporation, statute or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

          10.7 ADDITIONAL INDEMNIFICATION. Notwithstanding this Article 10, but in addition thereto, each person who is or was a director, officer, employee or agent of the Corporation (including the heirs, executors, administrators and estate of such person), or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or other enterprise, shall be indemnified by the Corporation as of right to the fullest extent permitted or authorized by the present and future laws of Florida and any other applicable laws against any liability, cost, payment or expense asserted against, or paid or incurred by, him or her in his or her capacity as such a director, officer, employee or agent.

          10.8 INSURANCE. The Corporation shall purchase and maintain insurance, if such insurance is reasonably available to the Corporation, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article 10.

                                 ARTICLE ELEVEN
                                   AMENDMENTS

          These Bylaws may be amended at any time by either the Board of Directors or the stockholders, but the Board of Directors may not amend or repeal any bylaw adopted by the stockholders if the stockholders specifically provide that such bylaw is not subject to amendment or repeal by the directors.

                                 ARTICLE TWELVE
                           CONTROL SHARE ACQUISITIONS

          Section 607.0902 of the Florida Business Corporation Act shall not apply to control share acquisitions (as that term is defined in such section) of shares of the Corporation.